UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): May 4, 2023

BrightView Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38579	46-4190788
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 Jolly Road

Blue Bell, Pennsylvania 19422

(484) 567-7204

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2023, BrightView Holdings, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) and Andrew V. Masterman had mutually agreed that Mr. Masterman would resign from his position as President and Chief Executive Officer of the Company and resign as a member of the Board, effective as of the close of business on May 31, 2023 (the “separation date”).

The Board appointed James R. Abrahamson, an independent member of the Board, to serve as interim President and Chief Executive Officer, effective as of June 1, 2023. The Board is working to identify a permanent CEO and has retained a nationally recognized executive search firm to assist in the process. In connection with his appointment as interim President and Chief Executive Officer, Mr. Abrahamson stepped down from the Audit Committee and the Compensation Committee of the Board.

Mr. Abrahamson previously served as CEO and as Chairman of Interstate Hotels & Resorts, the leading global hotel management company with a portfolio of approximately 500 hotels and 30,000 employees from June 2011 until its sale to Aimbridge Hospitality in October 2019. Prior to joining Interstate, Mr. Abrahamson held senior leadership positions with InterContinental Hotels Group, Hyatt Corporation, Marcus Corporation and Hilton Worldwide. Mr. Abrahamson presently serves in public company and private company board roles, which, in addition to BrightView, include currently serving as Independent Board Chair of VICI Properties, Inc. (NYSE: VICI), a leading REIT comprised of large-scale experiential focused destination resort and gaming facilities since its inception in 2017, as well as several other private company boards. He has also previously served on public company boards including as an independent director of CorePoint Lodging Inc., an independent director of LaQuinta Holdings and an executive director of the board of Intercontinental Hotels Group. He holds a degree in Business Administration from the University of Minnesota. Mr. Abrahamson has been a director of the Company since 2015.

Consulting and Separation Agreement with Mr. Masterman

In connection with Mr. Masterman’s departure, Mr. Masterman and BrightView Landscapes, LLC (the “Employer”) entered into a Consulting and Separation Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, commencing upon the date immediately following the separation date, Mr. Masterman will provide one month of consulting and advisory services to the Company in exchange for a consulting fee of $79,166.

Under the Separation Agreement and, as Mr. Masterman’s separation from the Company is deemed to be a termination “without cause” thereunder, consistent with the terms of his employment letter agreement with the Employer dated as of July 2, 2018 and, subject to the execution of an effective release of claims in favor of the Company and its subsidiaries contained in the Separation Agreement, Mr. Masterman will receive (i) continued payment of his base salary ($950,000), over the 12-month period following the separation date, (ii) a full year annual bonus based on actual performance for the fiscal year in which the termination occurs, payable when annual bonuses are generally paid to other executives for such year (and in lieu of the pro-rated bonus provided for under his employment agreement), (iii) up to 18 months of COBRA premium reimbursement equal to the employer portion of such premium, and (iv) up to $7,500 for outplacement services. In connection with his separation, Mr. Masterman will forfeit all unvested equity awards, other than 223,739 time-vesting RSUs scheduled to vest in accordance with their terms in November, 2023, subject to Mr. Masterman’s continued compliance with any restrictive covenants he is subject to through such vesting dates.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Agreement with Mr. Abrahamson

In connection with Mr. Abrahamson’s appointment as interim Chief Executive Officer, the Company entered into an Interim Chief Executive Officer Agreement (the “Interim CEO Agreement”). Pursuant to the Interim CEO Agreement, Mr. Abrahamson will be entitled to receive: (i) a monthly base salary of $100,000 ($1,200,000 annualized) during his term of service as interim Chief Executive Officer; (ii) covered housing and travel expenses in the Blue Bell area during his term of service as interim Chief Executive Officer; and (iii) a grant of restricted stock units with a value equal to $1,200,000 that vests in full on the date immediately prior to the commencement of employment of a permanent Chief Executive Officer or such earlier date on which a change in control occurs or Mr. Abrahamson’s employment is terminated without cause or due to death or permanent disability.

The foregoing description of the Interim CEO Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Interim CEO Agreement attached hereto as Exhibit 10.2, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On May 4, 2023, the Company issued a press release (furnished herewith as Exhibit 99.1) announcing the departure of Mr. Masterman and the appointment of Mr. Abrahamson as interim Chief Executive Officer.

This information is furnished pursuant to Item 7.01 of Form 8-K. The information in this Item 7.01 and in Exhibit 99.1 hereto shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended. The furnishing of the information in Item 7.01 is not intended to, and does not constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available..

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consulting and Separation Agreement, dated as of May 3, 2023, by and between Andrew V. Masterman and BrightView Landscapes, LLC
10.2	Interim Chief Executive Officer Agreement, dated as of May 3, 2023, by and between James R. Abrahamson and BrightView Holdings, Inc.
99.1	Press release of BrightView Holdings, Inc., dated May 4, 2023.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BrightView Holdings, Inc.

Date: May 4, 2023	By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary